SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 — Registrant’s Business and Operation

Item 1.01.  Entry into a Material Definitive Agreement.

Section 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2006, Brinker International, Inc. (the “Registrant”) and its wholly owned subsidiary, Brinker Restaurant Corporation, as guarantor, entered into a bridge loan agreement (the “Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, and Citigroup Global Markets Inc. (“CGMI”) and J.P. Morgan Securities, Inc. (“JPMSI”), as joint lead arrangers and bookrunners.  The Agreement provides for an unsecured facility under which the Registrant may select interest rates equal to (i) LIBOR plus an applicable margin or (ii) the banks’ Base Rate (as defined in the Agreement).  The applicable margin is subject to adjustment if the Registrant’s credit rating changes.  The Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charges coverage ratios.  The facility will become due upon the earlier of the Registrant’s procurement of replacement financing or one year, subject to acceleration upon certain specified events of default.

Citibank is a participant in the Registrant’s existing $300 million revolving credit facility and provides other general banking services to the Registrant.

A copy of the Agreement is attached hereto as Exhibit 10(a).

Section 8 — Other Events

Item 8.01.  Other Events

On August 25, 2006, the Board of Directors increased the Registrant’s share repurchase authorization by $450.0 million to a total of $1,760.0 million.  The Registrant previously reported that as of June 28, 2006, approximately $119.4 million was available under share repurchase authorizations existing as of that date.

On August 28, 2006, the Registrant issued a press release announcing its intention to repurchase shares of its common stock through a modified “Dutch Auction” tender offer. The tender offer is expected to commence on August 29, 2006. The press release is attached hereto as Exhibit 99.

Section 9 — Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

10(a) $400,000,000 Bridge Loan Agreement dated as of August 28, 2006, by and among, Brinker International, Inc., as borrower, Brinker Restaurant Corporation, as guarantor, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and bookrunners.

99     Press Release dated August 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: August 28, 2006	By:	/s/ Roger F. Thomson
Roger F. Thomson, Executive Vice
President, Chief Administrative Officer,
General Counsel and Secretary